PREVIEW TRAVEL, INC
PREVIEW TRAVEL
CONTRACT NO. 0174016 - 000
CONTRACT EFFECTIVE DATE 01-JAN-99

                                                                  Exhibit 10.23


                         SUBSCRIBER SERVICES AGREEMENT
                         -----------------------------

1. SERVICES
   --------

   The individual or entity specified on the Customer Profile ("Subscriber") has requested and, pursuant to the terms and conditions of this Subscriber Services Agreement ("Agreement"), Apollo Galileo USA Partnership ("AGP") will provide to Subscriber the Services specified on each Services Designator, which shall include a license to use the Software provided hereunder. AGP will deliver and install the Hardware and provide access to Apollo Services, provided that Subscriber has, at its own expense, made any construction, wiring or other modification necessary to install and connect the Services. This Agreement will apply to additional Services by agreement of the parties without the necessity of signing a contract amendment.

2. DEFINITIONS
   -----------

   For purposes of this Agreement, each of the following terms shall have the meaning specified.

   A. "Apollo Booking" means a booking for the services of an air, car, hotel, cruise or tour vendor that participates in Apollo Services, less cancellations thereof, which (i) is made by Subscriber or a Client User directly via the Services; (ii) results in a fee payable directly or indirectly by the vendor to AGP; (iii) is not speculative, fictitious, or made solely for the purpose of achieving productivity-based booking objectives; and (iv) with respect to passive air bookings, has a BK, GK or HK status code. The parties wish to clarify that, in the case of air, "Apollo Booking" is equivalent to an individual air segment with a unique flight number.

   B. "Client User" means a third party for whom Subscriber provides travel-related services and whose use of the Services is authorized and governed by this Agreement. A Client User may not include any ARC appointed travel agency or a vendor of a computerized reservation system.

   C. "Documentation" means all manuals, operating procedures, instructions, guidelines, and other materials provided by AGP to Subscriber, including oral instruction and electronic formats.

   D. "Location" means the address, as specified on a Services Designator, at which Services are provided by AGP.

   E. "Services" means the Apollo Reservations and Ticketing Service (also referred to as "Apollo Services") and related products, including all software provided hereunder ("Software"), hardware provided hereunder ("Hardware"), Documentation, support, and such other services licensed, leased or provided to Subscriber by AGP.

   F. "Transaction" means a message accessing Apollo Services that is transmitted by Subscriber or a Client User.

3. TERM
   ----

   This Agreement will commence on the above Contract Effective Date and will expire [*] thereafter. Locations may not be added to this Agreement without AGP's prior written consent. The term of this Agreement for any approved added Location will commence on the first day of the month in which Services commence and expire [*] thereafter; provided, however, such Locations added within the [*] of this Agreement shall expire concurrently with the original Location(s). Notwithstanding anything to the contrary in this Agreement, provisions which by their nature and intent should survive its expiration or termination, including, but not limited to, those relating to confidentiality, liquidated damages, Software license restrictions, and risk of loss, shall so survive.

4. USE OF SERVICES
   ---------------

   A. Subscriber will utilize the Services strictly in accordance with the Documentation. Prohibited uses include servicing or training any third party other than a Client User; making speculative, duplicative or fictitious bookings; and any other use which may be prohibited by AGP. Subscriber must limit access to the

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

      Services to its employees, agents and Client Users having a need for such access and may not disclose or make the Services, including Apollo Services displays, available to any other third party. Subscriber is responsible for ensuring that its Client Users adhere to all terms of this Agreement.

   B. If Subscriber licenses AGP's Selective Access/Global Access product, Subscriber may authorize another AGP subscriber to access the client records entered into Apollo Services by Subscriber; provided, however (i) AGP shall have no responsibility or liability whatsoever with respect to such authorization or access; and (ii) AGP may restrict such access immediately upon written notice to Subscriber.

   C. AGP will provide repair and maintenance services for the Hardware. Subscriber is prohibited from performing repair and maintenance on the Hardware itself or through a third party. Subscriber shall be responsible for all costs and expenses of repair required for any reason other than ordinary, authorized use. Subscriber may not disconnect the Services.

   D. AGP may, at its discretion, enhance or modify a Service and may offer new Services to Subscriber. Subscriber's use of any enhanced, modified or new Service will constitute its agreement to the terms and conditions pertaining to such use.

   E. Subsequent to the Contract Effective Date, AGP will deploy a new version of its [*]. AGP agrees that on or before [*], AGP will provide this new version to Subscriber; provided, however, Subscriber understands and agrees that the product may not be in its final form and that Subscriber may assist AGP in working through technical and performance issues for up to 60 days. At such time the new version is in its final form, this Agreement shall be amended whereby Subscriber shall agree to terms and conditions pertaining to its use of the product, including, but not limited to, charges to be determined.

   F. AGP shall provide Subscriber training in the use of the Services. The courses listed below are provided at no charge. All other courses that Subscriber elects to attend and any onsite training requested by Subscriber will be subject to Subscriber's payment of AGP's then-current fee therefor.

            Learning Apollo                Moving to Apollo
            CarMaster                      LeisureShopper Tours and Cruises
            RoomMaster                     Custom Check
            Focalpoint Coordinator         GlobalFares IFQ
            GlobalWare Apollo Formats      Scriptwriter Plus
            Timesavers                     TravelScreen Plus

5. CHARGES; BOOKING INCENTIVE
   --------------------------

   A. Subscriber will pay to AGP all charges (plus taxes and other governmental assessments directly applicable to the provision of Services by AGP) assessed by AGP in accordance with this Agreement and its attachments; provided, however, that for each Apollo Booking made by Subscriber during the prior month, [*].

   B. The [*] for terminal addresses ("TA's") and global terminal identifiers ("GTID's") will be [*] for the [*] specified on the Services Designators as of the date this Agreement is executed and [*]. Subscriber may add or delete TA's and GTID's [*] and Subscriber will be assessed a one-time administrative fee of [*]; provided, however, AGP will waive this administrative fee for the addition of blocks. If Subscriber deletes a block of [*], the [*] shall be decreased by [*], but in no event will the [*] be reduced below [*]. This Article 5.B shall override the [*] specified on the Services Designator(s) hereto.

   C. (i) On a monthly basis, AGP will prepare a reconciliation statement which will identify all charges incurred by Subscriber ("Total Charges") and the total Booking Incentive earned ("Total Incentive") for the prior month. If the Total Incentive exceeds the Total Charges, AGP will pay the difference to Subscriber; if the Total Charges exceed the Total Incentive, Subscriber will pay AGP the difference. All payments due hereunder will be paid within 30 days of the reconciliation statement date.

      (ii) The parties acknowledge that payment for Apollo Bookings made from January 1, 1999 through April 30, 1999 have been or shall be paid in accordance with the terms of Subscriber Services Agreement No. 171324 ("Preliminary Payment"). Upon execution of this Agreement, AGP shall calculate the amount due Subscriber under this Agreement for the January 1, 1999 through April 30, 1999 time period, less the Preliminary Payment. The difference shall be paid to Subscriber within 30 days of the reconciliation.

* confidential treatment requested

    D. On an annual basis commencing 12 months after the Contract Effective Date, AGP will calculate the total number of Apollo Bookings made by Subscriber during the prior 12-month period ("Annual Review Period"). In the event that [*] during the Annual Review Period, Subscriber will [*] multiplied by the difference between the Annual Target and the actual number of Apollo Bookings made by Subscriber.

    E. Subscriber will pay a fee in the amount of [*] for help desk support from the Apollo Customer Support Center provided that AGP shall not charge Subscriber for help desk support arising from a discrepancy or problem in Apollo Services [*] Subscriber shall be charged only for time that it is actually receiving help desk support and shall not be charged for time placed upon hold or awaiting connection to an AGP representative.

    F. Past due balances will accrue interest at the maximum rate permitted by law. Payments returned for insufficient funds or other reasons will be assessed AGP's current fee therefor. All charges are subject to change; provided, however, any increases of existing charges will not exceed [*]. AGP may assess fees for new Services and for Services which are currently provided at no charge.

6.  LICENSE RESTRICTIONS
    --------------------

    Subscriber may not copy, reproduce or duplicate the Software and related Documentation or any portion thereof, except to the extent reasonably necessary for backup purposes. Subscriber may not modify, alter, disassemble, reverse assemble, reverse compile, or reverse engineer the Software or any portion thereof. The Software is the proprietary information and trade secret of AGP, its licensors, or such other third party with whom AGP has a distributorship agreement, or the licensors of such third parties (collectively referred to as "Licensor"). All licenses for Software provided hereunder terminate upon expiration or any termination of the Agreement.

7.  RISK OF LOSS
    ------------

    Subscriber has no ownership, right or title in or to any Service, and may not remove identifying marks from the Services or subject same to any lien or encumbrance. Subscriber accepts full responsibility for loss or damage to the Services and, in the event thereof, Subscriber must pay AGP the insurance value therefor as specified on the Services Designator.

8.  THIRD PARTY PRODUCTS
    --------------------

    Any product not provided by AGP ("Third Party Product") which sends Transactions to or interfaces with Apollo Services may only do so through a certified platform as identified in an Apollo Services profile. AGP shall have no liability whatsoever with respect to Third Party Products and Subscriber shall indemnify and hold harmless AGP for all claims against AGP resulting from or related to a Third Party Product. In order to protect or maximize the operability of Apollo Services, AGP may require that Subscriber temporarily or permanently discontinue its use of any Third Party Product. The preceding sentence shall not apply to Innosys, Cornerstone, and Alpha software presently used by Subscriber, so long as such products are not modified in any way, the Services are not modified and thereby causing an effect on any of these products, or new Services used by Subscriber do not cause an effect on any of these products.

9.  WARRANTIES
    ----------

    A. AGP MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE SERVICES OR ANY PRODUCT OR SERVICE PROVIDED BY AGP, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    B. Subscriber represents and warrants that no written or oral representation or warranty made or information furnished by Subscriber to AGP, including the Customer Profile, contains any untrue statement of material fact.

10. LIMITATION OF LIABILITY / LIMITATION OF REMEDY
    ----------------------------------------------

    A. AGP shall not be liable for and Subscriber hereby waives and releases AGP, its owners, officers, directors, employees, agents, successors and assigns from all obligations and liabilities and all rights, claims and remedies of Subscriber against them, express or implied, arising by law or otherwise, due to any defects, errors, malfunctions, performance, or use of the Services, or any part thereof, or for interruptions of service, including any liability or claim in tort, for acts of AGP's subcontractors, or for loss of revenue, profits or data,

* confidential treatment requested
       or any other direct, indirect, incidental, special or consequential damages, unless such damages are a result of AGP's breach of the confidentiality provisions of this Agreement.

    B. [*].

    C. Subscriber shall not be liable for and AGP hereby waives and releases Subscriber, its owners, officers, directors, employees, agents, successors and assigns from all obligations and liabilities and all rights, claims and remedies of AGP against them, express or implied, arising by law or otherwise, for loss of revenue, profits or data, or any other direct, indirect, incidental, special or consequential damages, unless such damages are a result of Subscriber's breach of the confidentiality provisions of this Agreement.

11. TERMINATION
    ------------

    A. If either party (the "Defaulting Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if a receiver of the Defaulting Party's assets is appointed; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party ceases to do business or otherwise ceases or suspends operations for reasons other than an event of force majeure, then the Insecure Party may immediately terminate this Agreement on written notice to the Defaulting Party or may require that certain conditions are met in order to avoid such termination.

    B. If either party (the "Defaulting Party") fails to perform or observe any of its obligations hereunder, and such failure continues for a period of 30 business days after written notice (except in any circumstance where a cure is impossible in which case there shall be no cure period) from the other party (the "Insecure Party"), then the Insecure Party may immediately terminate this Agreement. If Subscriber is the Defaulting Party hereunder, then, without prejudice to any other rights or remedies of AGP, including the right to recover liquidated damages, all or any of the rights of Subscriber under this Agreement shall, at the option of AGP, be terminated, reduced or restricted.

12. INDEMNIFICATION
    ---------------

    A. Each party ("Indemnitor") shall indemnify and hold harmless the other party, its owners, officers, directors, employees, agents, successors and assigns (each an "Indemnitee), against and from any and all third party liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, costs and expenses incident thereto, (collectively, "Liabilities") which may be incurred by an Indemnitee by reason of any injuries or deaths of persons, or the loss of, damage to, or destruction of property, including loss of use thereof, whether in contract or tort, law or equity, arising out of or in connection with any act, failure to act, error or omission of the Indemnitor, its officers, directors, employees or agents in the performance or failure of performance of its obligations under this Agreement.

    B. Subscriber shall indemnify and hold harmless AGP, its owners, officers, directors, employees, agents, successors and assigns, against and from any and all Liabilities which may be incurred by AGP as a result of Subscriber's use of the Services, including, without limitation, fraudulent bookings, unintended errors, or incorrect information.

13. LIQUIDATED DAMAGES
    ------------------

    If AGP terminates this Agreement for cause, or if Subscriber terminates this Agreement other than for cause, then Subscriber shall pay to AGP liquidated damages as follows: (a) 80% of the Annual Target, as specified in
Article 5.D of this Agreement, divided by 12 and multiplied by the number of months remaining under the term of this Agreement ("Remaining Months"), and the product thereof multiplied by the Shortfall Fee; plus (b) 80% of the product of the total amount of Variable Charges billed during the month preceding termination multiplied by the Remaining Months; plus (c) AGP's then-current Deinstallation Charge for removal of Services. Subscriber shall be liable for and agrees to reimburse AGP for all collection and attorneys' fees and court costs incurred by AGP to enforce this Agreement or to seek remedies for breach of this Agreement by Subscriber.

14. CONFIDENTIALITY
    ---------------

    Subscriber and AGP each shall not disclose the trade secrets and proprietary and confidential information of the other, including, but not limited to, the provisions of this Agreement; provided, however, either party may share the terms of this Agreement with its accountant and attorney strictly on a need- to-know basis or as is required by law. Subscriber shall not use the name, logo or product names of AGP in brochures, proposals, contracts or other publicly disseminated materials without first securing AGP's written approval. AGP shall not use the logo

* confidential treatment requested
    or product names of Subscriber is brochures, proposals, contracts or other publicly disseminated materials without first securing Subscriber's written approval.

15. GOVERNING LAW; JURISDICTION
    ---------------------------

    This Agreement and any disputes arising under or in connection with this Agreement shall be governed by the internal laws of the State of Illinois, without regard to its conflicts of laws principles. All actions brought to enforce, arising out of or relating to this Agreement shall be brought and tried in federal or state courts located within the County of Cook, State of Illinois, and the parties hereby consent to submit to the personal jurisdiction of such courts and to venue therein.

16. SALE AND ASSIGNMENT
    -------------------

    Subscriber may not assign this Agreement without the prior written consent of AGP, which consent shall not be unreasonably withheld. In the event Subscriber sells substantially all of its assets, but fails to secure AGP's consent to assign this Agreement, Subscriber will remain liable to AGP to perform all of its obligations hereunder, including the obligation to pay any and all charges specified in this Agreement.

17. GENERAL
    -------

    A. Except for Subscriber's payment obligations hereunder, neither party shall be deemed to be in default or liable for any delays if and to the extent that performance is delayed or prevented by force majeure.

    B. AGP or its agent shall have the right to enter upon any Location during normal business hours for the purpose of (i) monitoring, inspecting, or repairing the Hardware; (ii) monitoring the users' operation of the Services; and (iii) removing the Services upon termination of this Agreement.

    C. Nothing in this Agreement is intended or shall be construed to create any agency, partnership or joint venture relationship between the parties.

    D. The failure of AGP to exercise or its waiver or forbearance of any right or privilege under this Agreement shall not be construed as a subsequent waiver or forbearance of any such term or condition.

    E. Any notice permitted or required to be given hereunder shall be sent by first class mail, postage prepaid, or by any more expedient written means to the address of Subscriber as specified on the Customer Profile; notices to AGP shall be sent to: Apollo Galileo USA Partnership, 9700 West Higgins Road, Suite 400, Rosemont, IL 60018, ATTN: Legal Department-Contract Notices.

    F. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions will not be impaired thereby.

18. ENTIRE AGREEMENT
    ----------------

    This Agreement, together with any attachments now or hereafter made, each of which is, without further affirmation, added to and made a part hereof, constitutes the entire agreement and understanding of the parties on the subject matter hereof and, as of the Contract Effective Date, supercedes all prior written and oral agreements between the parties, excluding amounts due AGP which may have accrued under a prior agreement. In the event that the provisions of an attachment conflict with any terms herein, then the provisions of the attachment shall control.

By signing below, the parties acknowledge their acceptance of the terms and conditions of this Agreement and its attachments.


PREVIEW TRAVEL, INC.                   APOLLO GALILEO USA PARTNERSHIP


Signature: /s/ Leonard R. Stein          Signature: /s/ Sally LaFrenere
          ____________________________             __________________________

Printed Name: Leonard R. Stein           Printed Name: Sally LaFrenere
             _________________________                _______________________

Title: Sr. VP, General Counsel & Corp.   Title: Manager Contracts
       Sec.                                    ______________________________
     _________________________________
Date: June 16, 1999                      Date: June 17, 1999
     _________________________________        _______________________________

OPTIONAL SERVICES ATTACHMENT                        CONTRACT NO.  0174016 - 000
ATS 104   06/98

-------------------------------------------------------------------------------

AGP will provide the following optional Services as requested and paid for by Subscriber. The charges ("Variable Charges") are assessed monthly, unless otherwise specified. Other optional Services may be offered to Subscriber from time to time. Subscriber's use of an optional Service will constitute its agreement to pay the associated Variable Charges and to follow the procedural guidelines established by AGP. AGP may discontinue its provision of an optional Service upon written notice to Subscriber. For purposes of this Attachment, the term "pseudo" means the unique alpha/numeric designator(s) assigned by AGP for a Location.

1.  [*]
2.  [*]
3.  [*]
4.  [*]
5.  [*]
6.  [*]
7.  [*]
8.  [*]
9.  [*]
10. [*]
11. [*]
12. [*]
13. [*]
14. [*]
15. [*]
16. [*]
17. [*]
18. [*]
19. [*]
20. [*]
21. [*]
22. [*]
23. [*]
24. [*]

* confidential treatment requested

MICROSOFT LICENSE AGREEMENT                          CONTRACT NO. 0174016 - 000
ATS 111 06/98

-------------------------------------------------------------------------------

IMPORTANT - READ CAREFULLY BEFORE USING OR CONTINUING TO USE ANY FOCALPOINT* PRODUCT. The following License Agreement applies to you. By using any version of Focalpoint containing Microsoft software, after receipt of this License Agreement, you indicate your acceptance of the following Microsoft License Agreement.

This is a legal agreement between you (either an individual or an entity) and Microsoft Corporation. By using any version of Focalpoint containing Microsoft software after your receipt of this License Agreement, you are agreeing to be bound by the terms of this agreement. If you do not agree to the terms of this agreement, promptly return the unused Focalpoint software in your possession and the accompanying items (including written materials and binders or other containers) to the place you obtained them.

GRANT OF LICENSE. This License Agreement permits you to use one copy of the Microsoft software program (the "SOFTWARE") on a single computer. The SOFTWARE is in "use" on a computer when it is loaded into temporary memory (i.e. RAM) or installed into permanent memory (e.g., hard disk, CD-ROM, or other storage device) of that computer. However, installation on a network server for the sole purpose of internal distribution shall not constitute "use" for which a separate license is required, provided you have a separate license for each computer to which the SOFTWARE is distributed.

COPYRIGHT. The Software is owned by Microsoft or its suppliers and is protected by United States copyright laws and international treaty provisions. Therefore, you must treat the SOFTWARE like any other copyrighted material (e.g., a book or musical recording) except that you may either (a) make one copy of the SOFTWARE
                   ------
solely for backup or archival purposes, or (b) transfer the SOFTWARE to a single hard disk provided you keep the original solely for backup or archival purposes. You may not copy the written materials accompanying the SOFTWARE.

OTHER RESTRICTIONS. You may not rent or lease the SOFTWARE, but you may transfer the SOFTWARE and accompanying written materials on a permanent basis provided you retain no copies and the recipient agrees to the terms of this Agreement. You may not reverse engineer, decompile, or disassemble the SOFTWARE. If the SOFTWARE is an update or has been updated, any transfer must include the most recent update and all prior versions.

LIMITED WARRANTY. Microsoft warrants that the SOFTWARE will perform substantially in accordance with the accompanying written materials for a period of ninety (90) days from the date of receipt. Any implied warranties on the SOFTWARE are limited to ninety (90) days. Some states/jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to you.

NO OTHER WARRANTIES. To the maximum extent permitted by applicable law, Microsoft and its suppliers disclaim all other warranties, either express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose, with regard to the SOFTWARE and the accompanying written materials. This limited warranty gives you specific legal rights. You may have others which vary from state/jurisdiction to state/jurisdiction.

NO LIABILITY FOR CONSEQUENTIAL DAMAGES. To the maximum extent permitted by applicable law, in no event shall Microsoft or its suppliers be liable for any damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or any other pecuniary loss) arising out of the use of or inability to use this Microsoft product, even if Microsoft has been advised of the possibility of such damages. Because some states/jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

U.S. GOVERNMENT RESTRICTED RIGHTS. The SOFTWARE and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software - Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

If you acquired this product in the United States, this Agreement is governed by the laws of the State of Washington. If this product was acquired outside the United States, then local law may apply.

Should you have any questions concerning this Agreement, or if you desire to contact Microsoft for any reason, please contact your local Microsoft subsidiary or sales offices or write: Microsoft Sale and Service/One Microsoft Way/Redmond, WA 98052-6399.

* AGP is the authorized licensee of Focalpoint, a registered trademark of Galileo International.

FOCALPOINT SE ATTACHMENT                             CONTRACT NO. 0174016 - 000
ATS 120   06/98

-------------------------------------------------------------------------------

According to the terms hereof, AGP will license to Subscriber Focalpoint SE (Special Edition) Software which allows Subscriber to utilize its own hardware and local area network (LAN) operating environment.


1. Subscriber may copy the Focalpoint SE Software for its internal use only and may install it on an unlimited number of Subscriber workstations. If Subscriber accesses Apollo Services via an ALC network, then the number of users who may concurrently access Apollo Services at a Location is equal to the number of terminal addresses ("TA's") specified on the Services Designator for that Location. If Subscriber accesses Apollo Services via a TCP/IP network, then the number of users who may concurrently access Apollo Services at a Location is equal to the number of global terminal identifiers ("GTID's") specified on the Services Designator for that Location.

2. Subscriber is responsible for obtaining, implementing, supporting, and maintaining the LAN, the LAN operating system, the workstation operating system, and all hardware and other software required for the operation of Focalpoint SE, but which is not provided by AGP. AGP has no responsibility whatsoever with respect to the foregoing and system response time responsibility is limited to AGP's wide area network (i.e., the Apollo Services mainframe to the modem provided by AGP). At Subscriber's request and upon AGP's approval, support services for the foregoing are available from AGP, at Subscriber's expense.

WAIVED VARIABLES ATTACHMENT                          CONTRACT NO. 0174016 - 000
ATS 133  06/99

-------------------------------------------------------------------------------

AGP will [*], provided that Subscriber is meeting all of its obligations under the Agreement.


[*]









* confidential treatment requested

SERVICES DESIGNATOR                                  CONTRACT NO. 0174016 - 000
AGP 103-UNB   08/98

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[*]           PREVIEW TRAVEL ONLINE, INC
              PREVIEW TRAVEL
              747 FRONT STREET
              4TH FLOOR
              SAN FRANCISCO, CA 94111

-------------------------------------------------------------------------------

[*]

[*]




[*]








* confidential treatment requested

SERVICES DESIGNATOR                                  CONTRACT NO. 0174016 - 000
AGP 103-UNB   08/98

-------------------------------------------------------------------------------
[*]           PREVIEW TRAVEL ONLINE, INC
              PREVIEW TRAVEL
              3068 KILGORE ROAD
              2ND FLOOR
              RANCHO CORDOVA, CA 95670

-------------------------------------------------------------------------------


[*]

[*]









* confidential treatment requested